Exhibit 10.9

EXECUTION COPY

GUARANTY AND COLLATERAL AGREEMENT

dated as of June 30, 2006

among

WELLS MID-HORIZON VALUE-ADDED FUND I, LLC,

WELLS MANAGEMENT COMPANY, INC.,

CERTAIN OTHER PARTIES HERETO,

as Guarantors,

and

LASALLE BANK NATIONAL ASSOCIATION,

as the Administrative Agent

GUARANTY AND COLLATERAL AGREEMENT

THIS GUARANTY AND COLLATERAL AGREEMENT, dated as of June 30, 2006 (this “Agreement”), is entered into among WELLS MID-HORIZON VALUE-ADDED FUND I, LLC (the “Company”), WELLS MANAGEMENT COMPANY, INC. (“Holdings”), each other Person party hereto as a Guarantor, and LASALLE BANK NATIONAL ASSOCIATION, as the Administrative Agent for all the Lenders party to the Credit Agreement (as hereafter defined).

The Lenders have severally agreed to extend credit to the Company pursuant to the Credit Agreement. The Company is affiliated with each of Holdings and each other Guarantor. The proceeds of credit extended under the Credit Agreement will be used in part to enable the Company to make valuable transfers to the Guarantors in connection with the operation of their respective businesses. The Company and the Guarantors are engaged in interrelated businesses, and each Guarantor will derive substantial direct and indirect benefit from extensions of credit under the Credit Agreement. It is a condition precedent to each Lender’s obligation to extend credit under the Credit Agreement that the Company and the Guarantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of all the Lenders.

In consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to extend credit thereunder, each of the Company and each Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

SECTION 1 DEFINITIONS.

1.1     Each capitalized term used herein and not defined herein shall have the meaning ascribed thereto in the Credit Agreement.

1.2     When used herein the following terms shall have the following meanings:

Agreement has the meaning set forth in the preamble hereto.

Collateral means, in each case whether now owned or at any time hereafter acquired by the Company or in which the Company now has or at any time in the future may acquire any right, title or interest, and whether constituting accounts, chattel paper, deposit accounts, documents, fixtures, instruments, investment property, letters of credit, letter of credit rights, money, general intangibles or real property, (a) all of the Borrowing Base Properties and other Real Property Assets pledged to the Administrative Agent or against which the Administrative Agent otherwise holds a Lien or mortgage, (b) all of the Pledged Deposit Accounts, (c) all amounts received in respect of the Borrowing Base Properties or other Real Property Assets in which the Company has granted a mortgage and Lien to the Administrative Agent on behalf of the Lenders, including, without limitation, lease or rental payments in respect thereof, (d) all books and records pertaining to any of the foregoing, (e) all proceeds and products of any of the foregoing, and (f) all collateral security and guaranties given by any Person with respect to any of the foregoing.

Company Obligations means all Obligations of the Company.

Credit Agreement means the Credit Agreement of even date herewith among the Company, the Lenders and the Administrative Agent, as amended, supplemented, restated or otherwise modified from time to time.

Enforcement Costs means all reasonable out-of-pocket costs and expenses (including Attorney Costs) incurred in collecting against any Guarantor under the guaranty contained in Section 2 (including, without limitation, retaining counsel to assist in any legal proceeding to which the collection process is subject) or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents.

Guarantors means each of Holdings and each other Person that guarantees the Company Obligations in accordance with the terms hereof, including, without limitation, the Persons identified as Guarantors on the signature pages hereto.

Paid in Full means (a) the payment in full in cash and performance of all Company Obligations, (b) the termination of all Commitments and (c) either (i) the cancellation and return to the Administrative Agent of all Letters of Credit or (ii) the cash collateralization of all Letters of Credit in accordance with the Credit Agreement.

Pledged Deposit Accounts means account number XXXXXX320 maintained with LaSalle.

UCC means the Uniform Commercial Code as in effect on the date hereof and from time to time in the State of Illinois, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

SECTION 2 GUARANTY.

2.1     Subject to the remainder of this Section 2, each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, as a primary obligor and not only a surety, guaranties to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of all of the Company Obligations.

2.2     On and after the date on which the Company receives net cash proceeds from the sale of its Capital Securities in an aggregate amount equal to or greater than $20,000,000 but less than $30,000,000, the maximum amount of the Guarantors’ guaranty obligations hereunder shall not exceed (i) 50% of the Company Obligations plus (ii) interest on the foregoing amount from and after the date of written demand from the Administrative Agent to the Guarantors for payment, at a per annum rate of interest equal to the rate contemplated by

Section 4.1 of the Credit Agreement after the occurrence of an Event of Default plus (iii) all Enforcement Costs.

2.3     On and after the date on which the Company receives net cash proceeds from the sale of its Capital Securities in an aggregate amount equal to or greater than $30,000,000, the Guarantors’ obligations hereunder shall terminate and the Guarantors shall no longer have any duty or obligation to guaranty the Company Obligations.

2.4     If at any time after the date on which the Company has raised aggregate net proceeds from the sale of its Capital Securities in an amount equal to or greater than $20,000,000 (and subject to Section 2.5 below), if EBITDA plus the aggregate amount of net proceeds raised on and after the Closing Date from the sale, transfer or assignment of the Company’s Capital Securities is less than $20,000,000, then the guaranty requirement set forth in this Section 2 shall be automatically reinstated without further action until such time as the sum of such proceeds and EBITDA equals or exceeds $20,000,000.

2.5     If at any time after the date on which the Company has raised aggregate net proceeds from the sale of its Capital Securities in an amount equal to or greater than $30,000,000, if EBITDA plus the aggregate amount of net proceeds raised on and after the Closing Date from the sale, transfer or assignment of the Company’s Capital Securities is less than $30,000,000, then the guaranty requirement set forth in this Section 2 shall be automatically reinstated without further action until such time as the sum of such proceeds and EBITDA equals or exceeds $30,000,000.

2.6     So long as the guaranty requirement set forth in this Section 2 is in effect, subject to Sections 2.2, 2.3, 2.4 and 2.5, the liability of any Guarantor hereunder shall not be reduced by, from or as a result of any payment to or amount realized by the Administrative Agent or any Lender from any rents, deposits, insurance proceeds, condemnation awards, proceeds from bankruptcy sale, foreclosure or any conveyance in lieu of foreclosure or from any other profits, avails, revenues or proceeds derived from any Collateral, and only payments made to the Administrative Agent for the benefit of the Lenders by the Guarantors out of their personal funds not derived from the Collateral after demand therefor by the Administrative Agent shall be applied against such liability. Furthermore, the foregoing limitation on liability shall not limit in any way the liability of any Guarantor pursuant to or arising from any of the other covenants, representations, warranties or other provisions hereof, other than the liability of such Guarantor arising with respect to the Company Obligations, nor shall such limitation limit the liability of such Guarantor in respect of indemnities, including, without limitation, environmental indemnities, the intent being that such Guarantor shall have unlimited liability with respect to such other covenants, representations, warranties and other provisions, and under in respect of all indemnities, including environmental indemnities.

2.7     Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guarantied by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in this Section 2).

2.8     Each Guarantor agrees that the Company Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guaranty contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

2.9     The guaranty contained in this Section 2 shall remain in full force and effect until all of the Company Obligations shall have been Paid in Full.

2.10     No payment made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Company Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Company Obligations or any payment received or collected from such Guarantor in respect of the Company Obligations), remain liable for the Company Obligations up to the maximum liability of such Guarantor hereunder until the Company Obligations are Paid in Full.

2.11     Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of this Section 2. The provisions of this Section 2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guarantied by such Guarantor hereunder.

2.12     Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Company or any other Guarantor or any collateral security or guaranty or right of offset held by the Administrative Agent or any Lender for the payment of the Company Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all of the Company Obligations are Paid in Full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Company Obligations shall not have been Paid in Full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Company Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

2.13     Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Company Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Company Obligations continued, and the Company Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all the Lenders, as the case may be) may deem advisable from time to time. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Company Obligations or for the guaranty contained in this Section 2 or any property subject thereto.

2.14     The Administrative Agent or any Lender may, from time to time, at its sole discretion and without notice to any Guarantor (or any of them), take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Company Obligations or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Company Obligations, (c) extend or renew any of the Company Obligations for one or more periods (whether or not longer than the original period), alter or exchange any of the Company Obligations, or release or compromise any obligation of any of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Company Obligations, (d) release any guaranty or right of offset or its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Company Obligations or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to the undersigned (or any of them) for payment of any of the Company Obligations when due, whether or not the Administrative Agent or such Lender shall have resorted to any property securing any of the Company Obligations or any obligation hereunder or shall have proceeded against any other of the undersigned or any other obligor primarily or secondarily obligated with respect to any of the Company Obligations.

2.15     Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Company Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guaranty contained in this Section 2 or acceptance of the guaranty contained in this Section 2; the Company Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guaranty contained in this Section 2, and all dealings between the Company and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guaranty contained in this Section 2. Each Guarantor waives (a) diligence, presentment, protest, demand for payment and notice of default, dishonor or nonpayment and all other notices whatsoever to or upon the Company or any of the Guarantors with respect to the Company Obligations, (b) notice of the existence or creation or non-payment of all or any of the Company Obligations and (c) all diligence in collection or protection of or realization upon any Company Obligations or any security for or guaranty of any Company Obligations.

2.16     Each Guarantor hereby guaranties that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent specified in the Credit Agreement.

SECTION 3 GRANT OF SECURITY INTEREST.

3.1     Grant.   The Company hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders and (to the extent provided herein) their Affiliates, a continuing security interest in all of its Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Company Obligations.

3.2     Borrowing Base Properties.   The Company represents, agrees and covenants that (i) each Real Property Asset pledged as Collateral shall constitute a Borrowing Base Property on the date on which such Real Property Asset is pledged to the Administrative Agent and (ii) all Real Property Assets pledged as Collateral shall constitute and remain Borrowing Base Properties on and after the date on which they are pledged to the Administrative Agent, including, without limitation, ensuring that the Borrowing Base Property Conditions in respect of all such Real Property Assets are at all times satisfied. An Event of Default shall result if the Borrowing Base Property Conditions have not been satisfied at any time for any Real Property Asset constituting Collateral. In connection with the Company’s grant of a Lien and mortgage on any Real Property Asset, the Administrative Agent shall receive all mortgage documentation (including leasehold mortgage documents, if applicable) necessary in the Administrative Agent’s discretion to satisfy the Borrowing Base Requirements for such Real Property Asset and to grant the Administrative Agent a first priority Lien in such Real Property Asset. Such mortgage documents shall be delivered and recorded prior to any Real Property Asset qualifying as a Borrowing Base Property and before the Company may receive any credit in respect thereof under the Loan Documents.

SECTION 4 REPRESENTATIONS AND WARRANTIES.

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Company thereunder, the Company hereby represents and warrants to the Administrative Agent and each Lender that:

4.1     Title; No Other Liens.   Except for Permitted Liens, the Company owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except filings evidencing Permitted Liens and filings for which termination statements or mortgage releases have been delivered to the Administrative Agent.

4.2     Perfected First Priority Liens.   Subject to the last sentence of this Section 4.2, the security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 1, will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for the Company’s Obligations, enforceable in accordance with the terms hereof against all creditors of the Company and any Persons purporting to purchase any Collateral from the Company and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens for which priority is accorded under applicable law. Subject to the last sentence of this Section 4.2, the filings and other actions specified on Schedule 1 constitute all of the filings and other actions necessary to perfect all security interests granted hereunder. Notwithstanding the foregoing or anything else to the contrary set forth herein, the parties hereto agree and acknowledge that the Administrative Agent shall not have a fully perfected Lien upon a Real Property Asset until necessary mortgage documentation is recorded in the appropriate governmental real property office.

4.3     Company Information.   On the date hereof, Schedule 2 sets forth (a) the Company’s jurisdiction of organization, (b) the location of the Company’s chief executive office, (c) the Company’s exact legal name as it appears on its organizational documents and (d) the Company’s organizational identification number (to the extent the Company is organized in a jurisdiction which assigns such numbers) and federal employer identification number.

4.4     Depositary and Other Accounts.   All depositary and other accounts maintained by the Company (including the Pledged Deposit Accounts) are described on Schedule 3 hereto, which description includes for each such account, the name, address, telephone and fax numbers of the financial institution at which such account is maintained, the account number and the account officer, if any, of such account.

SECTION 5 COVENANTS.

The Company covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Company Obligations shall have been Paid in Full:

5.1     Delivery of Tangible Collateral.   During the continuance of an Event of Default, if any Collateral, including proceeds thereof, is evidenced by an instrument, chattel paper or certificated security, the Company shall promptly deliver or cause the delivery thereof to the Administrative Agent upon the Administrative Agent’s request therefor (in each case together with such endorsements as required by the Administrative Agent).

5.2     Maintenance of Perfected Security Interest; Further Documentation.   (a) The Company shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b)     The Company will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of the Company and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

(c)     At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Company, the Company will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (i) filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of investment property and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable UCC) with respect thereto.

5.3     Changes in Locations, Name, etc.   The Company shall not, except upon 30 days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional financing statements and other documents reasonably requested by the Administrative Agent as to the validity, perfection and priority of the security interests provided for herein:

(i)     change its jurisdiction of organization or the location of its chief executive office from that specified on Schedule 2 or in any subsequent notice delivered pursuant to this Section 5.3; or

(ii)     change its name, identity or corporate structure.

5.4      Notices.   The Company will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of:

(a)     any Lien (other than Permitted Liens) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

(b)     the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereby.

5.5     Depositary and Other Deposit Accounts.   The Company shall maintain all of the Pledged Deposit Accounts with LaSalle. The Company shall not open any depositary or other deposit accounts unless the Company shall have given the Administrative Agent 10 days’ prior written notice of its intention to open any such new deposit accounts. The Company shall deliver to the Administrative Agent a revised version of Schedule 3 showing any changes thereto within 5 days of any such change. The Company hereby authorizes the financial institutions at which the Company maintains a deposit account to provide the Administrative Agent with such information with respect to such deposit account as the

Administrative Agent may from time to time reasonably request, and the Company hereby consents to such information being provided to the Administrative Agent. The Company will, upon the Administrative Agent’s request, cause each financial institution at which the Company maintains a depositary or other deposit account to enter into a bank agency or other similar agreement with the Administrative Agent and the Company, in form and substance satisfactory to the Administrative Agent, in order to give the Administrative Agent “control” (as defined in the UCC) of such account. The Company shall cause all payments made in respect of the Collateral to be deposited into the Pledged Deposit Accounts promptly after its receipt thereof.

5.6     Other Matters.

(a)     The Company authorizes the Administrative Agent to, at any time and from time to time, file financing statements, continuation statements, and amendments thereto that describe the Collateral therein, and which contain any other information required pursuant to the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, and the Company agrees to furnish any such information to the Administrative Agent promptly upon request. Any such financing statement, continuation statement, or amendment may be signed by the Administrative Agent on behalf of the Company and may be filed at any time in any jurisdiction.

(b)     The Company shall, at any time and from time and to time, take such steps as the Administrative Agent may reasonably request for the Administrative Agent to otherwise insure the continued perfection and priority of the Administrative Agent’s security interest in any of the Collateral and of the preservation of its rights therein.

Each Guarantor covenants and agrees with the Administrative Agent and the Lenders that, so long as the guaranty requirement set forth in Section 2 of this Agreement is in effect:

5.7     Reports.

(a)     Annual Reports.   Promptly when available and in any event within 120 days after the close of each Fiscal Year: (a) a copy of the annual audit report of such Guarantor and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets and statements of earnings and cash flows of such Guarantor and its Subsidiaries as at the end of such Fiscal Year, certified without adverse reference to going concern value and without qualification by independent auditors of recognized standing selected by such Guarantor and reasonably acceptable to the Administrative Agent, together with a comparison with the budget for such Fiscal Year and a comparison with the previous Fiscal Year; and (b) a consolidating balance sheet of such Guarantor and its Subsidiaries as of the end of such Fiscal Year and consolidating statement of earnings and cash flows for such Guarantor and its Subsidiaries for such Fiscal Year, certified by a Senior Officer of such Guarantor.

(b)     Interim Reports.   (a) Promptly when available and in any event within 60 days after the end of each Fiscal Quarter, consolidated and consolidating balance sheets of such Guarantor and its Subsidiaries as of the end of such Fiscal Quarter, together with consolidated and consolidating statements of earnings and cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year, certified by a Senior Officer of such Guarantor; and (b) upon the request of the Administrative Agent, consolidated and consolidating balance sheets of such Guarantor and its Subsidiaries as of the end of each month (within 30 days after the end of such month), together with consolidated and consolidating statements of earnings and a consolidated statement of cash flows for such month and for the period beginning with the first day of such Fiscal Year and ending on the last day of such month, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year, certified by a Senior Officer of such Guarantor.

SECTION 6 REMEDIAL PROVISIONS.

6.1     Application of Proceeds.   At such intervals as may be agreed upon by the Company and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of proceeds from the sale of, or other realization upon, all or any part of the Collateral in payment of the Company Obligations in such order as the Administrative Agent shall determine in its discretion. Any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Company Obligations shall be paid over from time to time by the Administrative Agent to the Company or to whomsoever may be lawfully entitled to receive the same. Any balance of such proceeds remaining after the Company Obligations shall have been Paid in Full shall be paid over to the Company or to whomsoever may be lawfully entitled to receive the same.

6.2     Code and Other Remedies.   If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Company Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Company or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery with assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived and released. The Company further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the Company’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.2, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including Attorney Costs to the payment in whole or in part of the Company Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, need the Administrative Agent account for the surplus, if any, to the Company. To the extent permitted by applicable law, the Company waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.3     Waiver; Deficiency.   The Company waives and agrees not to assert any rights or privileges which it may acquire under Section 9-626 of the UCC. The Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Company Obligations in full and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

SECTION 7 THE ADMINISTRATIVE AGENT.

7.1     Administrative Agent’s Appointment as Attorney-in-Fact, etc.   (a) The Company hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Company hereby gives the Administrative Agent the power and right, on behalf of and at the expense of the Company, without notice to or assent by the Company, to do any or all of the following:

(i)     (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (4) defend any suit, action or proceeding brought against the Company with respect to any Collateral; (5) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (6) order good standing certificates and conduct lien searches in respect of such jurisdictions or offices as the Administrative Agent may deem appropriate; and (7) generally sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and the Company’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Company might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b)     If the Company fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)     The Company hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2    Duty of Administrative Agent.   The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent or any Lender nor any of their respective officers, directors, employees or agents shall be liable for any failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Company for any act or failure to act hereunder.

7.3    Authority of Administrative Agent.   The Company acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Company, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Company shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8 MISCELLANEOUS.

8.1    Amendments in Writing.   None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 15.1 of the Credit Agreement.

8.2    Notices.   All notices, requests and demands hereunder shall be delivered in accordance with Section 15.3 of the Credit Agreement and any notice to be delivered to a Guarantor may be delivered to the Company and the Company’s receipt thereof shall be deemed to be such Guarantor’s receipt thereof.

8.3    Indemnification by the Company and the Guarantors.   THE COMPANY AND THE GUARANTORS, JOINTLY AND SEVERALLY, HEREBY AGREE TO INDEMNIFY, EXONERATE AND HOLD EACH LENDER PARTY FREE AND HARMLESS FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES, INCURRED BY THE LENDER PARTIES OR ANY OF THEM AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO (A) ANY TENDER OFFER, MERGER, PURCHASE OF EQUITY INTERESTS, PURCHASE OF ASSETS OR OTHER SIMILAR TRANSACTION FINANCED OR PROPOSED TO BE FINANCED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, WITH THE PROCEEDS OF ANY OF THE LOANS, (B) THE USE, HANDLING, RELEASE, EMISSION, DISCHARGE, TRANSPORTATION, STORAGE, TREATMENT OR DISPOSAL OF ANY HAZARDOUS SUBSTANCE AT ANY PROPERTY OWNED OR LEASED BY THE COMPANY OR ANY GUARANTOR, (C) ANY VIOLATION OF ANY ENVIRONMENTAL LAWS WITH RESPECT TO CONDITIONS AT ANY PROPERTY OWNED OR LEASED BY THE COMPANY OR ANY GUARANTOR OR THE OPERATIONS CONDUCTED THEREON, (D) THE INVESTIGATION, CLEANUP OR REMEDIATION OF OFFSITE LOCATIONS AT WHICH ANY LOAN PARTY OR THEIR RESPECTIVE PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS SUBSTANCES OR (E) THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY ANY OF THE LENDER PARTIES, EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING ON ACCOUNT OF THE APPLICABLE LENDER PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION. IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, EACH OF THE COMPANY AND EACH GUARANTOR HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. ALL OBLIGATIONS PROVIDED FOR IN THIS SECTION 8.3 SHALL SURVIVE REPAYMENT OF ALL

(AND SHALL BE) COMPANY OBLIGATIONS (AND TERMINATION OF ALL COMMITMENTS UNDER THE CREDIT AGREEMENT), ANY FORECLOSURE UNDER, OR ANY MODIFICATION, RELEASE OR DISCHARGE OF, ANY OR ALL OF THE COLLATERAL DOCUMENTS AND TERMINATION OF THIS AGREEMENT.

8.4    Enforcement Expenses.   (a) Each of the Company and each Guarantor jointly and severally agrees to pay or reimburse on demand each Lender and the Administrative Agent for all Enforcement Costs.

(b)    The Company agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)    The agreements in this Section 8.4 shall survive repayment of all (and shall be) Company Obligations (and termination of all commitments under the Credit Agreement), any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and termination of this Agreement.

8.5    Captions.   Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

8.6    Nature of Remedies.   All Company Obligations of the Company and rights of the Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

8.7    Counterparts.   This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt by telecopy of any executed signature page to this Agreement or any other Loan Document shall constitute effective delivery of such signature page.

8.8    Severability.   The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

8.9    Entire Agreement.   This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof and any prior arrangements made with respect to the payment by the Company or any Guarantor of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Administrative Agent or the Lenders.

8.10    Successors; Assigns.   This Agreement shall be binding upon the Company, the Guarantors, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Guarantors, the Lenders and the Administrative Agent and the successors and assigns of the Lenders and the Administrative Agent. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither the Company nor any Guarantor may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

8.11    Governing Law.   THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

8.12    Forum Selection; Consent to Jurisdiction.   ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. EACH OF THE COMPANY AND EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF THE COMPANY AND EACH GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH OF THE COMPANY AND EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

8.13    Waiver of Jury Trial.   EACH OF THE COMPANY, EACH GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO

ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

8.14    Set-off.   The Company agrees that the Administrative Agent and each Lender have all rights of set-off and bankers’ lien provided by applicable law, and in addition thereto, the Company agrees that at any time any Event of Default exists, the Administrative Agent and each Lender may apply to the payment of any Company Obligations, whether or not then due, any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with the Administrative Agent or such Lender.

8.15    Acknowledgements.   Each of the Company and each Guarantor hereby acknowledges that:

(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)    neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Company or any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Company and the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Company, the Guarantors and the Lenders.

8.16    Additional Guarantors.   Each of the Company’s Subsidiaries shall become a Guarantor hereunder and shall guaranty all of the Company Obligations as described above. To the extent the Company forms a Subsidiary after the date hereof, such Subsidiary shall become subject hereto by executing and delivering a joinder agreement in the form of Annex I hereto. Such joinder agreement shall be delivered within 3 Business Days after a Person becomes a Subsidiary of the Company.

8.17    Releases.   (a) At such time as the Company Obligations have been Paid in Full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and the Company hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Company. At the request and sole expense of the Company following any such termination, the Administrative Agent shall deliver to the Company any Collateral held by the Administrative Agent hereunder, and execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination.

(b)    If any of the Collateral shall be sold, transferred or otherwise disposed of by the Company in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of the Company, shall execute and deliver to the Company all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Company, a Guarantor shall be released from its obligations hereunder in the event that all the equity interests of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Company shall have delivered to the Administrative Agent, with reasonable notice prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Company stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

8.18    Obligations and Liens Absolute and Unconditional.   Each of the Company and each Guarantor understands and agrees that the obligations of such Person under this Agreement shall be construed as a continuing, absolute and unconditional without regard to (a) the validity or enforceability of any Loan Document, any of the Company Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company, any Guarantor, or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Company Obligations, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Company or any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any other Person or against any collateral security or guaranty for the Company Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from any other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of any other Person or any such collateral security, guaranty or right of offset, shall not relieve the Company or any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Company. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

8.19    Reinstatement.   This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company or any Guarantor for liquidation or reorganization, should the Company or such Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s or such Guarantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the

Company Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Company Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Company Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

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Each of the undersigned has caused this Guaranty and Collateral Agreement to be duly executed and delivered as of the date first above written.

WELLS MID-HORIZON VALUE-ADDED FUND
I, LLC, a Georgia limited liability company

By:	Wells Investment Management Company,
LLC, Its Manager

By:	/s/ Kevin A. Hoover
Name: Kevin A. Hoover
Title: President

WELLS MANAGEMENT COMPANY, INC.,
solely in its capacity as a Guarantor

By:	/s/ M. Scott Meadows
Name: M. Scott Meadows
Title: Senior Vice President

Signature Page to

Guaranty and Collateral Agreement

LASALLE BANK NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Kathryn Schad, VP
Name: Kathryn Schad
Title: Vice President

Signature Page to

Guaranty and Collateral Agreement